Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for January 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Loans to small business owners	41,179	41,459	41,702	41,892	42,301	41,660	41,960	42,276	42,590	42,632
Small business owner loans	24,749	24,850	24,985	25,056	25,201	24,927	24,942	24,965	25,032	24,932
Business Timely loans	16,430	16,609	16,717	16,836	17,100	16,733	17,018	17,311	17,558	17,700
Secured loans	301	289	296	306	323	342	351	365	383	386
Notes receivable	163	132	137	139	128	114	129	100	96	87
Wide loans	34,895	34,726	34,524	34,290	34,092	33,483	33,275	33,054	32,712	32,424
Consumer loans	87,905	86,937	6,544	7,124	7,583	7,737	8,078	8,466	8,820	9,053

Total number of accounts	164,443	163,543	83,203	83,751	84,427	83,336	83,793	84,261	84,601	84,582

Month-end loans receivable

	(amount in thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Loans to small business owners	74,414,008	75,006,485	75,810,286	75,038,868	76,403,465	76,033,343	76,843,357	77,785,538	78,704,219	79,141,990
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256	56,795,676	56,834,540	57,294,100	57,798,523	58,299,788	58,454,264
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612	19,607,789	19,198,803	19,549,257	19,987,015	20,404,431	20,687,725
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900	6,617,603	10,263,468	11,521,221	13,174,833	12,322,022	13,257,213
Notes receivable	3,632,584	248,290	221,370	225,340	212,964	180,325	207,511	171,642	154,396	151,226
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230	53,876,651	52,644,508	51,959,363	51,186,417	50,280,881	49,412,712
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208	2,295,186	2,374,733	2,489,599	2,631,302	2,752,250	2,824,746

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549	139,405,872	141,496,379	143,021,053	144,949,734	144,213,770	144,787,889

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

(amount in thousands of yen)
Assets held for leases and installment loans (As of January 31, 2005)	5,026,040

*Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Small business owner loans
Applications	427	473	609	537	593	519	508	476	581	446			5,169
Approvals	396	399	512	454	520	428	401	414	502	270			4,296
Approval ratio	92.74%	84.36%	84.07%	84.54%	87.69%	82.47%	79.92%	86.97%	86.40%	60.54%			83.11%
Business Timely loans
Applications	3,819	3,484	5,140	4,971	5,663	6,312	7,000	6,342	5,710	2,616			51,057
Approvals	1,373	1,121	1,689	1,563	2,065	2,266	2,662	2,346	2,349	1,316			18,750
Approval ratio	35.95%	32.18%	32.86%	31.44%	36.46%	35.90%	38.03%	36.99%	41.14%	50.31%			36.72%
Secured loans
Applications	22	20	27	30	45	47	31	35	41	27			325
Approvals	17	12	19	20	31	32	25	22	25	19			222
Approval ratio	77.27%	60.00%	70.37%	66.67%	68.89%	68.09%	80.65%	62.86%	60.98%	70.37%			68.31%
Notes receivable
Applications	53	38	75	28	56	32	54	55	25	48			464
Approvals	44	34	52	25	43	24	33	25	20	25			325
Approval ratio	83.02%	89.47%	69.33%	89.29%	76.79%	75.00%	61.11%	45.45%	80.00%	52.08%			70.04%
Wide loans
Applications	577	530	542	483	578	627	500	522	443	372			5,174
Approvals	473	417	436	381	459	466	368	376	348	231			3,955
Approval ratio	81.98%	78.68%	80.44%	78.88%	79.41%	74.32%	73.60%	72.03%	78.56%	62.10%			76.44%
Consumer loans
Applications	2,193	2,081	2,115	2,050	2,027	2,064	1,741	1,930	1,629	4,434			22,264
Approvals	526	304	147	223	291	353	179	174	179	123			2,499
Approval ratio	23.99%	14.61%	6.95%	10.88%	14.36%	17.10%	10.28%	9.02%	10.99%	2.77%			11.22%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended January 31, 2003, 2004, and 2005

January 31, 2003

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	4,316,908	8.31	422,351	0.81	274,805	0.53	1,108,772	2.13	1,805,929	3.47	51,978,266
Business Timely loans	889,820	4.99	217,193	1.22	140,105	0.79	293,253	1.65	650,551	3.65	17,819,501
Secured loans	366,524	32.34	11,915	1.05	22,764	2.01	222,324	19.61	257,004	22.67	1,133,499
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,267
Wide loans	4,089,160	6.46	441,234	0.70	319,876	0.51	1,055,909	1.67	1,817,020	2.87	63,278,335
Consumer loans	2,692,356	6.24	734,248	1.70	357,943	0.83	799,457	1.85	1,891,648	4.38	43,145,635

Total	12,354,770	6.97	1,826,943	1.03	1,115,495	0.63	3,479,716	1.96	6,422,154	3.62	177,370,506

January 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,990,920	10.44	652,815	1.14	537,326	0.94	1,864,079	3.25	3,054,222	5.32	57,403,790
Business Timely loans	1,088,099	5.85	239,000	1.29	129,931	0.70	381,792	2.05	750,724	4.04	18,589,881
Secured loans	233,721	5.09	11,560	0.25	12,011	0.26	143,384	3.12	166,956	3.63	4,593,035
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	387,123
Wide loans	5,344,947	9.02	617,848	1.04	413,461	0.70	1,656,176	2.79	2,687,486	4.53	59,277,686
Consumer loans	2,298,637	6.19	592,881	1.60	311,069	0.84	621,711	1.68	1,525,662	4.11	37,107,567

Total	14,956,327	8.43	2,114,105	1.19	1,403,801	0.79	4,667,144	2.63	8,185,052	4.61	177,359,084

January 31, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,291,648	10.76	567,954	0.97	461,867	0.79	2,365,956	4.05	3,395,778	5.81	58,454,264
Business Timely loans	1,016,338	4.91	186,794	0.90	132,896	0.64	380,330	1.84	700,022	3.38	20,687,725
Secured loans	598,301	4.51	292,585	2.21	86,810	0.65	142,665	1.08	522,061	3.94	13,257,213
Notes receivable	28,448	18.81	0	0.00	3,725	2.46	22,456	14.85	26,181	17.31	151,226
Wide loans	4,590,927	9.29	449,489	0.91	322,805	0.65	1,728,165	3.50	2,500,460	5.06	49,412,712
Consumer loans	178,717	6.33	36,961	1.31	29,566	1.05	52,883	1.87	119,411	4.23	2,824,746

Total	12,704,383	8.77	1,533,785	1.06	1,037,671	0.72	4,692,457	3.24	7,263,914	5.02	144,787,889

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended November 30, 2004, December 31, 2004, and January 31, 2005

November 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,944,440	10.28	560,829	0.97	361,852	0.63	2,033,382	3.52	2,956,065	5.11	57,798,523
Business Timely loans	916,599	4.59	227,223	1.14	173,315	0.87	160,483	0.80	561,022	2.81	19,987,015
Secured loans	3,255,811	24.71	1,416,101	10.75	66,678	0.51	91,993	0.70	1,574,773	11.95	13,174,833
Notes receivable	28,681	16.71	2,000	1.17	4,721	2.75	15,734	9.17	22,456	13.08	171,642
Wide loans	4,859,115	9.49	418,313	0.82	313,751	0.61	1,517,367	2.96	2,249,432	4.39	51,186,417
Consumer loans	144,684	5.50	35,601	1.35	21,144	0.80	18,999	0.72	75,745	2.88	2,631,302

Total	15,149,331	10.45	2,660,069	1.84	941,464	0.65	3,837,961	2.65	7,439,495	5.13	144,949,734

December 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,196,809	10.63	548,996	0.94	468,755	0.80	2,050,677	3.52	3,068,429	5.26	58,299,788
Business Timely loans	905,780	4.44	154,723	0.76	174,883	0.86	272,157	1.33	601,764	2.95	20,404,431
Secured loans	1,723,889	13.99	89,502	0.73	1,404,935	11.40	149,821	1.22	1,644,260	13.34	12,322,022
Notes receivable	28,448	18.43	3,725	2.41	2,000	1.30	20,456	13.25	26,181	16.96	154,396
Wide loans	4,670,118	9.29	395,350	0.79	307,129	0.61	1,584,659	3.15	2,287,139	4.55	50,280,881
Consumer loans	158,914	5.77	31,031	1.13	33,264	1.21	32,465	1.18	96,761	3.52	2,752,250

Total	13,683,960	9.49	1,223,331	0.85	2,390,969	1.66	4,110,237	2.85	7,724,537	5.36	144,213,770

January 31, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,291,648	10.76	567,954	0.97	461,867	0.79	2,365,956	4.05	3,395,778	5.81	58,454,264
Business Timely loans	1,016,338	4.91	186,794	0.90	132,896	0.64	380,330	1.84	700,022	3.38	20,687,725
Secured loans	598,301	4.51	292,585	2.21	86,810	0.65	142,665	1.08	522,061	3.94	13,257,213
Notes receivable	28,448	18.81	0	0.00	3,725	2.46	22,456	14.85	26,181	17.31	151,226
Wide loans	4,590,927	9.29	449,489	0.91	322,805	0.65	1,728,165	3.50	2,500,460	5.06	49,412,712
Consumer loans	178,717	6.33	36,961	1.31	29,566	1.05	52,883	1.87	119,411	4.23	2,824,746

Total	12,704,383	8.77	1,533,785	1.06	1,037,671	0.72	4,692,457	3.24	7,263,914	5.02	144,787,889

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

November 30, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
usen Corp.	45	141,900	417	318,687	0	0	0	0	0	0
Shinsei Business Finance Co., Ltd.	31	221,800	2	2,300	0	0	0	0	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	18	147,500	29	22,730	0	0	0	0	0	0
Sanyo Club Co., Ltd.	9	29,500	2	2,000	0	0	0	0	0	0
Other	311	1,438,750	109	81,973	22	1,802,500	14	23,581	376	957,520

Total	414	1,979,450	559	427,690	22	1,802,500	14	23,581	376	957,520

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
usen Corp.	52	14,850	514	475,437
Shinsei Business Finance Co., Ltd.	0	0	33	224,100
Telemarketing (Shinsei Business Finance Co., Ltd.)*	11	3,440	58	173,670
Sanyo Club Co., Ltd.	5	1,800	16	33,300
Other	320	86,123	1,152	4,390,448

Total	388	106,213	1,773	5,296,955

December 31, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
usen Corp.	65	204,400	386	352,980	0	0	0	0	0	0
Shinsei Business Finance Co., Ltd.	49	306,000	5	7,300	0	0	1	4,899	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	49,700	29	24,550	0	0	0	0	0	0
Sanyo Club Co., Ltd.	10	51,900	2	2,000	1	3,700	0	0	0	0
Other	369	1,737,480	124	119,101	24	1,565,000	7	8,278	348	888,400

Total	502	2,349,480	546	505,931	25	1,568,700	8	13,178	348	888,400

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
usen Corp.	43	11,370	494	568,750
Shinsei Business Finance Co., Ltd.	0	0	55	318,199
Telemarketing (Shinsei Business Finance Co., Ltd.)*	8	2,710	46	76,960
Sanyo Club Co., Ltd.	6	1,900	19	59,500
Other	336	91,069	1,208	4,409,329

Total	393	107,049	1,822	5,432,738

January 31, 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
usen Corp.	33	96,500	254	242,150	0	0	0	0	0	0
Shinsei Business Finance Co., Ltd.	12	56,000	1	1,500	1	28,000	1	401	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	7	35,000	16	17,250	0	0	0	0	0	0
Sanyo Club Co., Ltd.	2	5,000	4	3,800	0	0	0	0	0	0
Other	216	4,592,020	84	72,990	18	2,481,159	20	36,746	231	597,680

Total	270	4,784,520	359	337,690	19	2,509,159	21	37,147	231	597,680

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
usen Corp.	26	7,400	313	346,050
Shinsei Business Finance Co., Ltd.	0	0	15	85,901
Telemarketing (Shinsei Business Finance Co., Ltd.)*	4	850	27	53,100
Sanyo Club Co., Ltd.	2	300	8	9,100
Other	264	73,244	833	7,853,840

Total	296	81,794	1,196	8,347,991

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

November 30, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
usen Corp.	370	1,136,267	2,124	2,649,343	0	0	0	0	6	15,732
Shinsei Business Finance Co., Ltd.	286	1,501,827	67	91,817	4	40,269	1	2,970	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	218	1,018,652	1,010	996,474	2	19,555	0	0	1	2,284
Sanyo Club Co., Ltd.	456	1,109,725	292	299,903	1	1,615	0	0	3	5,107
Other	23,635	53,032,049	13,818	15,949,477	358	13,113,393	99	168,672	33,044	51,163,293

Total	24,965	57,798,523	17,311	19,987,015	365	13,174,833	100	171,642	33,054	51,186,417

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
usen Corp.	869	267,492	3,369	4,068,835
Shinsei Business Finance Co., Ltd.	3	1,118	361	1,638,002
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	210	69,875	1,441	2,106,841
Sanyo Club Co., Ltd.	258	87,540	1,010	1,503,891
Other	7,126	2,205,276	78,080	135,632,163

Total	8,466	2,631,302	84,261	144,949,734

December 31, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
usen Corp.	431	1,317,268	2,473	3,217,073	0	0	0	0	6	15,525
Shinsei Business Finance Co., Ltd.	322	1,650,619	69	93,961	4	39,792	1	4,899	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	214	953,151	991	983,196	2	19,498	0	0	1	2,254
Sanyo Club Co., Ltd.	457	1,122,921	290	297,097	2	5,240	0	0	3	4,990
Other	23,608	53,255,827	13,735	15,813,101	375	12,257,491	95	149,497	32,702	50,258,110

Total	25,032	58,299,788	17,558	20,404,431	383	12,322,022	96	154,396	32,712	50,280,881

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
usen Corp.	888	275,604	3,798	4,825,471
Shinsei Business Finance Co., Ltd.	3	1,088	399	1,790,361
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	214	71,129	1,422	2,029,231
Sanyo Club Co., Ltd.	261	89,163	1,013	1,519,413
Other	7,454	2,315,263	77,969	134,049,292

Total	8,820	2,752,250	84,601	144,213,770

January 31, 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
usen Corp.	461	1,390,546	2,688	3,624,848	0	0	0	0	6	15,337
Shinsei Business Finance Co., Ltd.	434	1,942,318	68	92,459	5	67,381	2	5,300	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	218	952,714	990	993,661	2	19,439	0	0	1	2,229
Sanyo Club Co., Ltd.	452	1,115,827	292	299,482	1	1,564	0	0	2	2,350
Other	23,367	53,052,857	13,662	15,677,274	378	13,168,828	85	145,926	32,415	49,392,794

Total	24,932	58,454,264	17,700	20,687,725	386	13,257,213	87	151,226	32,424	49,412,712

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
usen Corp.	900	281,263	4,055	5,311,995
Shinsei Business Finance Co., Ltd.	46	14,907	555	2,122,366
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	216	71,338	1,427	2,039,384
Sanyo Club Co., Ltd.	256	87,007	1,003	1,506,232
Other	7,635	2,370,229	77,542	133,807,911

Total	9,053	2,824,746	84,582	144,787,889

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	January 31, 2005		March 31, 2004		January 31, 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	89,920	71.10%	92,701	64.66%	94,509	67.82%
Bank	70,974	56.12%	64,771	45.18%	67,480	48.43%
Life insurance companies	—	—	100	0.07%	105	0.08%
Non-life insurance companies	1,955	1.55%	2,407	1.68%	2,380	1.71%
Other financial institutions	16,991	13.44%	25,423	17.73%	24,544	17.61%
Direct	36,547	28.90%	50,666	35.34%	44,837	32.18%

Total	126,467	100.00%	143,367	100.00%	139,346	100.00%

Borrowings by maturity

	(amount in millions of yen)
	January 31, 2005		March 31, 2004		January 31, 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	11,533	9.12%	5,300	3.70%	5,600	4.02%
Long-term loan	114,935	90.88%	138,067	96.30%	133,746	95.98%
Long-term loan within 1 year	60,201	47.60%	61,923	43.19%	63,414	45.51%
Long-term loan over 1 year	54,734	43.28%	76,143	53.11%	70,332	50.47%

Total	126,468	100.00%	143,367	100.00%	139,346	100.00%

Borrowing rates

	(%)
	January 31, 2005	March 31, 2004	January 31, 2004
Indirect	2.07	2.33	2.37
Bank	1.99	2.28	2.30
Life insurance companies	—	2.39	2.41
Non-life insurance companies	2.34	2.60	2.68
Other financial institutions	2.39	2.44	2.50
Direct	1.67	2.04	2.20

Total	1.96	2.23	2.31

Month-End Investment Securities
(As of January 31, 2005)

(amount in millions of yen)
Acquisition Cost	Market Value	Difference
9,953	19,358	9,405